Exhibit 99.1

FOR IMMEDIATE RELEASE

Mechanica Awarded Worldwide Assignment for Global Pari-Mutuel Services

The Firm Will Help Build and Brand the First Global Gaming Platform
for Financial Instruments

NEWBURYPORT, Mass., March 10, 2011 – Global Pari-Mutuel Services, Inc. (Pink Sheets: GPRM) has selected brand development firm Mechanica, LLC to help build, brand and launch an innovative global gaming platform focused on the relative movement of financial instruments, such as stocks, bonds and indices.

The innovative, global online gaming platform will live at the intersection of financial markets, fantasy sports, online gaming and community.  The yet-to-be-named new product is expected to be the first financial services destination to utilize a proven pari-mutuel approach to enable players to compete for cash and prizes, and is expected to launch later this year.

“Our team is really impressed with Mechanica’s flexible and collaborative approach,” noted Stephen Ferrando, chief information officer of Global Pari-Mutuel Services. “Mechanica’s open network model aligns perfectly with the compelling brand and user experience we want people to have with our new product.”

Commenting on the assignment, Ted Nelson, Mechanica’s chief executive officer said, “The Global Pari-Mutuel Services’ team has a really bold vision.  In many ways, their new product fuses all of the ideas that define Mechanica, including integrated product and brand development, leveraging existing communities to drive engagement, and creating a highly engaging cross-platform experience.”

Current and recent Mechanica clients include: Saucony, Fallon Community Health Plan, Communispace, Kronos, PTC, Abt Associates, Symantec, the U.S. State Department, and Irving Oil.

Financial terms of the assignment were not disclosed.

About Mechanica
Mechanica, www.mechanicausa.com, a seven-year old Newburyport, Massachusetts-based firm, employs twenty strategists, creative directors and brand directors pioneering a new approach to creating compelling, profitable brand experiences. Mechanica’s model removes the barriers between product, organization, and brand development efforts by integrating deep strategic engagements with creative ideas and network-based collaboration.  This results in an unprecedented level of strategic relevancy, creative flexibility and resultant business growth. Current and recent Mechanica clients include: Global Pari-Mutuel Services, Saucony, Fallon Community Health Plan, Communispace, Kronos, PTC, Abt Associates, Symantec, the U.S. State Department, and Irving Oil.

About Global Pari-Mutuel Services, Inc.
Global Pari-Mutuel Services, Inc. is currently developing a new proprietary technology related to its pari-mutuel trading hub that will allow users to compete, using a system of pari-mutuel wagering, on the relative price movements of various financial instruments including stocks, bonds, and indices.  The company’s new products will be at the intersection of financial markets, gaming, and fantasy sports.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include but are not limited to statements with respect to the timing of new product introductions, product development and delivery plans, and the distinctiveness of products. Such statements are based on the current expectations and certain assumptions of GPRM’s management, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond GPRM's control, affect GPRM's operations, performance, business strategy and results and could cause the actual results to differ materially from any future results, performance or achievements that may be expressed or implied by the forward-looking statements contained in this press release. More detailed information about the risk factors affecting GPRM performance is contained in GPRM filings with the SEC, which are available on the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analyses only as of the date hereof.  GPRM neither intends to, nor assumes any obligation to, update or revise these forward-looking statements in light of developments that differ from those anticipated.

Contacts

Ted Nelson, Mechanica, tnelson@mechanicausa.com, 978.499.7871x101

Danielle Killian, Killian Communications for Global Pari-Mutuel Services, killiand@mac.com, 310.427.7889

Website:  GPRM.net